Exhibit 99.1

Capitol Acquisition Corp. II Completes Merger with Lindblad Expeditions, Inc.

Combined company named Lindblad Expeditions Holdings, Inc.

Combined company will trade on NASDAQ under LIND, LINDU and LINDW

WASHINGTON, D.C. and NEW YORK, NY, July 8, 2015 – Capitol Acquisition Corp. II (NASDAQ: CLAC; “Capitol”) and Lindblad Expeditions, Inc. (“Lindblad” or the “Company”), a global provider of expedition cruises and adventure travel experiences, today announced the closing of their merger following the receipt of stockholder approval at Capitol’s special meeting held today.

In connection with the consummation of the merger, the company has been renamed Lindblad Expeditions Holdings, Inc. and anticipates that starting on or about July 9, 2015, its common stock, units and warrants will begin trading on the NASDAQ Stock Market under the new symbols LIND, LINDU and LINDW, respectively.

“We are excited to have closed our merger with Lindblad, and appreciate the support of our investors,” said Mark D. Ein, Chairman and Chief Executive Officer of Capitol. “With its well-established brand, long-term National Geographic partnership, deep management experience and strong track record of growth in this very attractive sector, Lindblad is exactly the kind of compelling long-term investment opportunity that we were looking for.”

Sven-Olof Lindblad, President and Chief Executive Officer of Lindblad added, “Completing the merger with Capitol and entering the public markets represents an important and exciting milestone for us. The equity capital and public currency from the merger, together with funds from our recent debt financing, give us significant resources to capitalize on the substantial demand for our expeditions by expanding the fleet and opportunistically seeking accretive strategic acquisitions. With this capital and a strong balance sheet, we are confident in the long-term growth prospects for our business.”

In addition to approving the merger with Lindblad, Capitol’s stockholders elected five new directors to the board of the combined company: Mark D. Ein, who will serve as Chairman, Sven-Olof Lindblad, who will serve as Chief Executive Officer of the combined company, L. Dyson Dryden, Chief Financial Officer of Capitol, John M. Fahey, Chairman of the National Geographic Society, and Paul J. Brown, Chief Executive Officer of Arby’s Restaurant Group.

Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. acted as capital markets advisors with respect to the transaction. Latham & Watkins LLP and Graubard Miller advised Capitol. Foley & Lardner LLP and Skadden, Arps, Slate, Meagher & Flom LLP advised Lindblad.

About Lindblad Expeditions

Lindblad Expeditions is an expedition travel company that works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

About Capitol Acquisition Corp. II

Capitol Acquisition Corp. II is a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination. Capitol is led by Chairman and Chief Executive Officer Mark D. Ein, and Director and Chief Financial Officer L. Dyson Dryden. Capitol's securities are quoted on the NASDAQ stock exchange under the ticker symbols CLAC, CLACW and CLACU. The company, which raised $200 million of cash proceeds in an initial public offering in May 2013, is Mark Ein's second publicly traded acquisition vehicle. The first, Capitol Acquisition Corp., created Two Harbors Investment Corp. (NYSE: TWO), a leading mortgage real estate investment trust (REIT), which combined with the spin-out of Silver Bay Realty Trust Corp. (NYSE: SBY) have a combined current market capitalization of approximately $4.4 billion.

FORWARD LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Lindblad’s and Capitol’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Lindblad’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Lindblad is engaged; fluctuations in customer demand; management of growth; intensity of competition from other providers in the industry in which Lindblad operates; general economic conditions; and other factors set forth in Capitol’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Capitol nor Lindblad is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:

Justin Dini / Alex Yankus

Brunswick Group

212-333-3810